Exhibit 99.1

July 19, 2021

PACWEST BANCORP ANNOUNCES RESULTS FOR THE SECOND QUARTER OF 2021

FOR IMMEDIATE RELEASE

SECOND QUARTER 2021 RESULTS

$180.5M	$1.52	$154.9M	29.25%
Net Earnings	Diluted Earnings per Share	PPNR	ROATE

SECOND QUARTER 2021 HIGHLIGHTS

•	Net Earnings of $180.5 Million or $1.52 Per Diluted Share
•	Core Deposits Up $1.5 Billion or 22.9% annualized in 2Q21; Represents 91% of Total Deposits
•	Loan Growth of $527.0 Million or 11.1% annualized, Excluding PPP Loan Activity, Growth of $997.1 Million or 22.3% annualized
•	Civic Loan Production of $423 Million in 2Q21, Compared to $231 Million for Two Months in 1Q21
•	Provision for Credit Losses Benefit of $88.0 Million in 2Q21 Compared to Benefit of $48.0 Million in 1Q21
•	Net Interest Income (TE) of $270.1 Million, Compared To $264.6 Million in 1Q21
•	Noninterest Income of $40.4 Million With Continued Strength in Warrant Income
•	Noninterest Expense of $151.8 Million, Up 1% From 1Q21, Driven By Three Months of Civic Financial Services (“Civic”) Operations Compared to Two Months in 1Q21 and Higher Variable Compensation From Strong Growth Across the Company
•	Classified and Special Mention Loans Fell $15.9 Million and $96.9 Million, Respectively, From 1Q21
•	ACL Ratio of 1.54% and ALLL Ratio of 1.16%; Excluding PPP Loans, ACL Ratio of 1.59% and ALLL Ratio of 1.19%
•	Net Recoveries of $5.2 Million (11bps of Average Loans and Leases)
•	Cost of Deposits Decreased 1 bp to 10 bps
•	Loan and Lease Production of $1.7 Billion Up From $1.6 Billion in 1Q21; WAC of 4.55% vs. 4.36% in 1Q21
•	Strong Capital Position – CET1 Ratio of 10.41%
•	Total Capital Ratio Increased From 13.60% at 1Q21 to 14.99% at 2Q21
•	Tangible Book Value Per Share Increased From $20.39 at 1Q21 to $21.95 at 2Q21

CEO COMMENTARY

Matt Wagner, President and CEO, commented, “We continued to experience strong deposit growth in the second quarter driven by outstanding growth from our venture banking as well as our commercial banking clients resulting in increased liquidity. The excess liquidity at the Fed continues to be a drag on our net interest margin, which had a negative impact of approximately 73 basis points in the second quarter, however, net interest income is growing as we continue to deploy the excess liquidity.”

“We had significant loan growth in the second quarter as the economy begins to re-open after the pandemic. This loan growth was despite a $470 million reduction in the PPP loan portfolio due to increased forgiveness activity by the SBA. Excluding PPP loan activity, our loans grew by $997 million or 22.3% annualized.”

“The continued improvement in credit quality as evidenced by the net recoveries for the first half of the year and continued decreases in nonaccrual, special mention and classified loans and leases along with improved economic conditions related to the CECL forecast resulted in a provision benefit for the second consecutive quarter. Our ACL ratio, excluding PPP loans, decreased from 2.14% in the first quarter to 1.59% as of the end of the second quarter. Our second quarter results produced a return on average assets of 2.11% and a return on average tangible equity of 29.25%.”

FINANCIAL HIGHLIGHTS

`	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights (1)	2021	2021	(Decrease)	2021	2020	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings (loss)	$180,512	$150,406	$30,106	$330,918	$(1,399,907)	$1,730,825
Diluted earnings (loss)
per share	$1.52	$1.27	$0.25	$2.78	$(11.98)	$14.76
Pre-provision, pre-goodwill
impairment, pre-tax net
revenue ("PPNR") (2)	$154,929	$155,962	$(1,033)	$310,891	$327,049	$(16,158)
Return on average assets	2.11%	1.94%	0.17	2.03%	(10.48)%	12.51
PPNR return on average
assets (2)	1.81%	2.01%	(0.20)	1.91%	2.45%	(0.54)
Return on average
tangible equity (2)	29.25%	25.67%	3.58	27.51%	6.64%	20.87

Yield on average loans and
leases (tax equivalent)	5.18%	5.20%	(0.02)	5.19%	5.27%	(0.08)
Cost of average total
deposits	0.10%	0.11%	(0.01)	0.11%	0.41%	(0.30)
Net interest margin ("NIM")
(tax equivalent)	3.40%	3.69%	(0.29)	3.53%	4.26%	(0.73)
Efficiency ratio	47.9%	46.4%	1.5	47.2%	41.8%	5.4

Total assets	$34,867,987	$32,856,533	$2,011,454	$34,867,987	$27,365,738	$7,502,249
Loans and leases held
for investment,
net of deferred fees	$19,506,257	$18,979,228	$527,029	$19,506,257	$19,694,631	$(188,374)
Noninterest-bearing
demand deposits	$11,252,286	$11,017,462	$234,824	$11,252,286	$8,629,543	$2,622,743
Core deposits	$27,038,161	$25,576,348	$1,461,813	$27,038,161	$19,535,814	$7,502,347
Total deposits	$29,647,034	$28,223,291	$1,423,743	$29,647,034	$22,928,579	$6,718,455

As percentage of total
deposits:
Noninterest-bearing
demand deposits	38%	39%	(1)	38%	38%	-
Core deposits	91%	91%	-	91%	85%	6

Equity to assets ratio	11.03%	11.12%	(0.09)	11.03%	12.62%	(1.59)
Common equity tier 1
capital ratio	10.41%	10.39%	0.02	10.41%	9.97%	0.44
Total capital ratio	14.99%	13.60%	1.39	14.99%	13.18%	1.81
Tangible common equity
ratio (2)	7.80%	7.68%	0.12	7.80%	8.93%	(1.13)
Book value per share	$32.17	$30.68	$1.49	$32.17	$29.17	$3.00
Tangible book value per
share (2)	$21.95	$20.39	$1.56	$21.95	$19.80	$2.15

(1) The operations of Civic are included from its February 1, 2021 acquisition date.

(2) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $5.0 million to $266.3 million for the second quarter of 2021 compared to $261.3 million for the first quarter of 2021 due mainly to higher income on investment securities and loans and leases, partially offset by higher interest expense resulting from the $400 million of subordinated debt issued on April 30, 2021. The tax equivalent yield on average loans and leases was 5.18% for the second quarter of 2021 compared to 5.20% for the first quarter of 2021. The decrease in the tax equivalent yield on average loans and leases was primarily due to lower amortized loan fee income of $1.4 million and lower loan discount accretion of $0.4 million.

The tax equivalent NIM was 3.40% for the second quarter of 2021 compared to 3.69% for the first quarter of 2021. The decrease in the NIM was primarily due to the change in the earning assets mix driven by the increase in the investment portfolio and cash at the Federal Reserve as a percentage of earning assets. The average balance of deposits in financial institutions increased by $1.6 billion to $6.3 billion, the average balance of investment securities increased by $1.1 billion to $6.5 billion, and the average balance of loans and leases increased by $130.1 million in the second quarter of 2021. This excess liquidity had a negative impact on the second quarter tax equivalent NIM of approximately 73 basis points.

The cost of average total deposits decreased to 0.10% in the second quarter of 2021 from 0.11% for the first quarter of 2021. The lower cost of average total deposits was due primarily to the increased average balance of noninterest-bearing deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2021	2021	(Decrease)
		(In thousands)
(Reduction in) addition to allowance for loan
and lease losses	$(72,000)	$(53,000)	$(19,000)
(Reduction in) addition to reserve for
unfunded loan commitments	(16,000)	5,000	(21,000)
Total provision for credit losses	$(88,000)	$(48,000)	$(40,000)

The provision for credit losses decreased by $40.0 million to a benefit of $88.0 million for the second quarter of 2021 compared to a $48.0 million benefit for the first quarter of 2021. This reduction reflected improvement in both macro-economic forecast variables and loan portfolio credit quality metrics along with decreased provisions for individually evaluated loans and leases and for unfunded commitments.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2021	2021	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,452	$2,934	$518
Other commissions and fees	10,704	9,158	1,546
Leased equipment income	10,847	11,354	(507)
Gain on sale of loans and leases	1,422	139	1,283
Gain on sale of securities	-	101	(101)
Other income:
Dividends and gains on equity investments	5,394	10,904	(5,510)
Warrant income	5,650	6,123	(473)
Other	2,902	4,116	(1,214)
Total noninterest income	$40,371	$44,829	$(4,458)

Noninterest income decreased by $4.5 million to $40.4 million for the second quarter of 2021 compared to $44.8 million for the first quarter of 2021 due primarily to a decrease of $5.5 million in dividends and gains on equity investments and a $1.2 million decrease in other income, offset partially by increases of $1.5 million in other commissions and fees and $1.3 million in gain on sale of loans and leases. The decrease in dividends and gains on equity investments was due primarily to a $10.1 million gain on one equity investment in the first quarter of 2021, offset partially by higher net fair value gains on equity investments still held. The decrease in other income was due primarily to lower foreign currency translation gains and negative fair value adjustments related to servicing assets. The increase in other commissions and fees was due primarily to higher foreign exchange transaction fees and customer success fees. The increase in the gain on sale of loans and leases resulted from the sales of $52.2 million of loans for gains of $1.4 million in the second quarter of 2021 compared to sales of $72.6 million for gains of $0.1 million in the first quarter of 2021. Warrant income decreased slightly in the second quarter of 2021, but remained at elevated levels and was the third highest quarter ever.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2021	2021	(Decrease)

	(In thousands)
Compensation	$90,807	$79,882	$10,925
Occupancy	14,784	14,054	730
Data processing	7,758	6,957	801
Other professional services	5,256	5,126	130
Insurance and assessments	3,745	4,903	(1,158)
Intangible asset amortization	2,889	3,079	(190)
Leased equipment depreciation	8,614	8,969	(355)
Foreclosed assets (income) expense, net	(119)	1	(120)
Acquisition, integration and reorganization costs	200	3,425	(3,225)
Customer related expense	4,973	4,818	155
Loan expense	4,031	3,193	838
Other	8,812	15,729	(6,917)
Total noninterest expense	$151,750	$150,136	$1,614

Noninterest expense increased by $1.6 million to $151.8 million for the second quarter of 2021 compared to $150.1 million for the first quarter of 2021 due primarily to an increase of $10.9 million in compensation expense, offset partially by decreases of $6.9 million in other expense, $3.2 million in acquisition, integration and reorganization costs and $1.1 million in insurance and assessments expense. The increase in compensation expense was mostly due to compensation expense related to the Civic operations as a result of three months of activity in the second quarter of 2021 compared to two months of activity in the first quarter of 2021, in addition to increases in loan production across the Company which contributed to an increase in variable compensation during the second quarter of 2021. The decrease in other expense was largely due to a legal settlement accrual in the first quarter of 2021. The decrease in acquisition, integration and reorganization costs was due to lower advisory services and integration expenses related to the closed Civic acquisition and the pending acquisition of MUFG Union Bank’s Homeowners Association Services Division. The decrease in insurance and assessments expense was primarily due to lower FDIC assessment expense resulting from a lower assessment rate partially offset by a higher assessment base.

Income Taxes

The effective income tax rate was 25.7% in the second quarter of 2021 compared to 26.3% for the first quarter of 2021. The decrease in the effective tax rate is due mainly to tax benefits resulting from the vesting of restricted stock and return-to-provision adjustments recorded in the second quarter of 2021. The effective income tax rate for the full year 2021 is estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30, 2021		March 31, 2021		June 30, 2020
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$11,252,286	38%	$11,017,462	39%	$8,629,543	38%
Interest checking	7,394,472	25%	6,862,398	25%	4,858,168	21%
Money market	7,777,199	26%	7,112,610	25%	5,498,150	24%
Savings	614,204	2%	583,878	2%	549,953	2%
Total core deposits	27,038,161	91%	25,576,348	91%	19,535,814	85%
Non-core non-maturity deposits	1,122,971	4%	1,162,590	4%	1,217,266	5%
Total non-maturity deposits	28,161,132	95%	26,738,938	95%	20,753,080	90%
Time deposits $250,000 and under	913,371	3%	940,340	3%	1,522,928	7%
Time deposits over $250,000	572,531	2%	544,013	2%	652,571	3%
Total time deposits	1,485,902	5%	1,484,353	5%	2,175,499	10%
Total deposits	$29,647,034	100%	$28,223,291	100%	$22,928,579	100%

At June 30, 2021, core deposits totaled $27.0 billion or 91% of total deposits, including $11.3 billion of noninterest-bearing demand deposits or 38% of total deposits. Core deposits increased by $1.5 billion or 22.9% annualized in the second quarter of 2021 driven by continued strong deposit growth from our venture banking clients.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at June 30, 2021 were $1.3 billion, of which $1.0 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Six Months Ended
Roll Forward of Loans and Leases Held	June 30,	March 31,	June 30,
for Investment, Net of Deferred Fees (1)	2021	2021	2021

	(Dollars in thousands)
Balance, beginning of period	$18,979,228	$19,083,377	$19,083,377
Additions:
Production	1,663,151	1,612,777	3,275,928
Disbursements	1,662,644	1,022,986	2,685,630
Total production and disbursements	3,325,795	2,635,763	5,961,558
Reductions:
Payoffs	(1,969,118)	(1,635,264)	(3,604,382)
Paydowns	(802,222)	(1,067,418)	(1,869,640)
Total payoffs and paydowns	(2,771,340)	(2,702,682)	(5,474,022)
Sales	(26,610)	(72,641)	(99,251)
Transfers to foreclosed assets	-	(647)	(647)
Charge-offs	(816)	(3,988)	(4,804)
Transfers to loans held for sale	-	(25,554)	(25,554)
Total reductions	(2,798,766)	(2,805,512)	(5,604,278)
Loans acquired through Civic acquisition	-	65,600	65,600
Net increase (decrease)	527,029	(104,149)	422,880
Balance, end of period	$19,506,257	$18,979,228	$19,506,257

Weighted average rate on production (2)	4.55%	4.36%	4.46%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 41 basis points to loan yields in 2021.

Loans and leases held for investment, net of deferred fees, increased by $527.0 million or 11.1% annualized in the second quarter of 2021 to $19.5 billion at June 30, 2021. Excluding PPP loan activity, loans grew by $997.1 million or 22.3% annualized. The increase in the loans and leases balance for the second quarter of 2021 was primarily due to increases in the income producing and other residential, asset-based and venture capital portfolios partially offset by a reduction in the other commercial portfolio due to increased PPP loan forgiveness. The PPP forgiveness in the second quarter of 2021 was $506 million, up from $354 million in the first quarter of 2021. Remaining PPP loans total $609 million as of June 30, 2021 with $15.6 million of net fees to amortize over the remaining life of the loans. The weighted average rate on the $1.7 billion of new production for the second quarter of 2021 increased to 4.55% from 4.36% in the first quarter of 2021 due mainly to a lower amount of PPP loan originations in the second quarter compared to the first quarter.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	June 30, 2021		March 31, 2021		June 30, 2020
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(In thousands)
Real estate mortgage:
Commercial	$3,792,198	19%	$3,941,610	21%	$4,222,075	22%
Income producing and other residential	4,620,822	24%	4,045,603	21%	3,733,659	19%
Total real estate mortgage	8,413,020	43%	7,987,213	42%	7,955,734	41%
Real estate construction and land:
Commercial	930,785	5%	990,035	5%	1,167,609	6%
Residential	2,574,799	13%	2,575,788	14%	2,172,919	11%
Total real estate construction and land	3,505,584	18%	3,565,823	19%	3,340,528	17%
Total real estate	11,918,604	61%	11,553,036	61%	11,296,262	58%
Commercial:
Asset-based	3,550,903	18%	3,383,403	18%	3,412,431	17%
Venture capital	1,749,432	9%	1,495,798	8%	1,814,341	9%
Other commercial	1,921,909	10%	2,206,639	11%	2,760,278	14%
Total commercial	7,222,244	37%	7,085,840	37%	7,987,050	40%
Consumer	365,409	2%	340,352	2%	411,319	2%
Total loans and leases held for investment, net of deferred fees	$19,506,257	100%	$18,979,228	100%	$19,694,631	100%

Total unfunded loan commitments	$7,891,875		$8,127,999		$7,745,921

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended June 30, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$292,445	$90,571	$383,016
Charge-offs	(816)	-	(816)
Recoveries	5,971	-	5,971
Net recoveries	5,155	-	5,155
Provision	(72,000)	(16,000)	(88,000)
Ending balance	$225,600	$74,571	$300,171

	Three Months Ended March 31, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$348,181	$85,571	$433,752
Charge-offs	(3,988)	-	(3,988)
Recoveries	1,252	-	1,252
Net charge-offs	(2,736)	-	(2,736)
Provision	(53,000)	5,000	(48,000)
Ending balance	$292,445	$90,571	$383,016

The following table presents allowance for credit losses information as of and for the dates and periods indicated:

	June 30,	March 31,	Increase
Allowance for Credit Losses	2021	2021	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$225,600	$292,445	$(66,845)
Reserve for unfunded loan commitments	74,571	90,571	(16,000)
Allowance for credit losses	$300,171	$383,016	$(82,845)

Provision for credit losses (for the quarter)	$(88,000)	$(48,000)	$(40,000)
Net (recoveries) charge-offs (for the quarter)	$(5,155)	$2,736	$(7,891)
Net (recoveries) charge-offs to average loans and leases (for the quarter)	(0.11)%	0.06%
Allowance for loan and lease losses to loans and leases held for investment	1.16%	1.54%
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	1.19%	1.63%
Allowance for credit losses to loans and leases held for investment	1.54%	2.02%
Allowance for credit losses to loans and leases held for investment, excluding PPP loans	1.59%	2.14%

The allowance for credit losses decreased by $82.8 million in the second quarter of 2021 to $300.2 million at June 30, 2021. The decrease in the allowance for credit losses during the second quarter of 2021 was attributable to a provision for credit losses benefit of $88.0 million partially offset by $5.2 million in net recoveries. The allowance for credit losses ratio, excluding PPP loans, of 1.59% remains robust and significantly higher than the pre-pandemic level of 0.97% as of the January 1, 2020 CECL adoption date.

Net recoveries were $5.2 million for the second quarter of 2021. Gross charge-offs of $0.8 million were reduced by recoveries of $6.0 million.

Net charge-offs were $2.7 million for the first quarter of 2021. Gross charge-offs of $4.0 million were reduced by recoveries of $1.3 million.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2021	2021	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$56,803	$67,652	$(10,849)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	13,227	14,298	(1,071)
Total nonperforming assets ("NPAs")	$70,030	$81,950	$(11,920)

Performing TDRs held for investment	$40,129	$27,999	$12,130

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.29%	0.36%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.36%	0.43%
Allowance for credit losses to nonaccrual loans and leases held for investment	528.4%	566.2%

Loan and Lease Credit Risk Ratings:
Pass	$18,822,938	$18,183,114	$639,824
Special mention	536,052	632,997	(96,945)
Classified	147,267	163,117	(15,850)
Total loans and leases held for investment, net of deferred fees	$19,506,257	$18,979,228	$527,029

Classified loans and leases held for investment to loans and leases held for investment	0.75%	0.86%

(1) Nonaccrual loans include SBA guaranteed amounts of $24.2 million at June 30, 2021 and $18.4 million at March 31, 2021.

Since pro-actively downgrading certain loans at the onset of the pandemic in the first quarter of 2020, special mention loans and leases have decreased $362.6 million from their peak in the first quarter of 2020, while classified loans and leases have decreased $146.0 million from their peak in the second quarter of 2020, and each have continued their steady decline in the second quarter of 2021. Classified and nonaccrual loans and leases are below their pre-pandemic levels and are at their lowest levels since December 31, 2013.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	June 30, 2021		March 31, 2021		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(Dollars in thousands)
Real estate mortgage:
Commercial	$32,065	$-	$46,436	$5	$(14,371)	$(5)
Income producing and other
residential	6,133	2,179	2,471	6,339	3,662	(4,160)
Total real estate mortgage	38,198	2,179	48,907	6,344	(10,709)	(4,165)
Real estate construction and land:
Commercial	284	-	302	-	(18)	-
Residential	1,934	22,714	416	1,241	1,518	21,473
Total real estate
construction and land	2,218	22,714	718	1,241	1,500	21,473
Commercial:
Asset-based	1,973	-	2,379	-	(406)	-
Venture capital	2,717	-	2,432	6,750	285	(6,750)
Other commercial	11,337	270	12,660	1,251	(1,323)	(981)
Total commercial	16,027	270	17,471	8,001	(1,444)	(7,731)
Consumer	360	1,454	556	954	(196)	500
Total held for investment	$56,803	$26,617	$67,652	$16,540	$(10,849)	$10,077

During the second quarter of 2021, nonaccrual loans and leases decreased by $10.8 million due primarily to the payoff of one retail commercial real estate loan.

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	June 30, 2021
		Excluding		March 31,
		PPP		2021
	Actual (1)	Loans (1)		Actual

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	7.67%	7.89%	(3)	7.95%
Common equity tier 1 capital ratio	10.41%	10.41%		10.39%
Total capital ratio	14.99%	14.99%		13.60%
Tangible common equity ratio (2)	7.80%	7.94%	(3)	7.68%

(1) Capital information for June 30, 2021 is preliminary.
(2) Non-GAAP measure.
(3) PPP loans have been excluded from total assets in denominator as they are zero risk-weighted.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $34 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 70 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank also offers venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID-19 pandemic has adversely affected PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The risks from the COVID-19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	June 30,
	2021	2021	2020

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$179,505	$177,199	$174,059
Interest-earning deposits in financial institutions	5,678,587	5,517,667	1,747,077
Total cash and cash equivalents	5,858,092	5,694,866	1,921,136

Securities available-for-sale, at estimated fair value	7,198,608	5,941,690	3,851,141
Federal Home Loan Bank stock, at cost	17,250	17,250	17,250
Total investment securities	7,215,858	5,958,940	3,868,391

Loans held for sale	-	25,554	-

Gross loans and leases held for investment	19,580,731	19,055,165	19,780,476
Deferred fees, net	(74,474)	(75,937)	(85,845)
Total loans and leases held for investment, net of deferred fees	19,506,257	18,979,228	19,694,631
Allowance for loan and lease losses	(225,600)	(292,445)	(301,050)
Total loans and leases held for investment, net	19,280,657	18,686,783	19,393,581

Equipment leased to others under operating leases	313,574	327,413	295,191
Premises and equipment, net	39,541	39,622	42,299
Foreclosed assets, net	13,227	14,298	1,449
Goodwill	1,204,118	1,204,092	1,078,670
Core deposit and customer relationship intangibles, net	18,423	21,312	30,564
Other assets	924,497	883,653	734,457
Total assets	$34,867,987	$32,856,533	$27,365,738

LIABILITIES:
Noninterest-bearing deposits	$11,252,286	$11,017,462	$8,629,543
Interest-bearing deposits	18,394,748	17,205,829	14,299,036
Total deposits	29,647,034	28,223,291	22,928,579
Borrowings	6,625	19,750	60,000
Subordinated debentures	861,788	465,814	460,772
Accrued interest payable and other liabilities	505,859	493,541	463,489
Total liabilities	31,021,306	29,202,396	23,912,840
STOCKHOLDERS' EQUITY (1)	3,846,681	3,654,137	3,452,898
Total liabilities and stockholders’ equity	$34,867,987	$32,856,533	$27,365,738

Book value per share	$32.17	$30.68	$29.17
Tangible book value per share (2)	$21.95	$20.39	$19.80
Shares outstanding	119,555,102	119,105,642	118,374,603

(1) Includes net unrealized gain on securities available-for-sale, net	$145,516	$106,381	$145,038
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$244,529	$241,544	$247,851	$486,073	$510,129
Investment securities	33,954	30,265	26,038	64,219	53,484
Deposits in financial institutions	2,022	1,528	186	3,550	1,794
Total interest income	280,505	273,337	274,075	553,842	565,407

Interest expense:
Deposits	7,269	7,500	13,075	14,769	41,322
Borrowings	265	193	1,319	458	8,097
Subordinated debentures	6,663	4,375	5,402	11,038	11,962
Total interest expense	14,197	12,068	19,796	26,265	61,381

Net interest income	266,308	261,269	254,279	527,577	504,026
Provision for credit losses	(88,000)	(48,000)	120,000	(136,000)	232,000
Net interest income after provision for credit losses	354,308	309,269	134,279	663,577	272,026

Noninterest income:
Service charges on deposit accounts	3,452	2,934	2,004	6,386	4,662
Other commissions and fees	10,704	9,158	10,111	19,862	19,832
Leased equipment income	10,847	11,354	12,037	22,201	24,288
Gain on sale of loans and leases	1,422	139	346	1,561	433
Gain on sale of securities	-	101	7,715	101	7,897
Other income	13,946	21,143	6,645	35,089	10,846
Total noninterest income	40,371	44,829	38,858	85,200	67,958

Noninterest expense:
Compensation	90,807	79,882	61,910	170,689	123,192
Occupancy	14,784	14,054	14,494	28,838	28,701
Data processing	7,758	6,957	7,102	14,715	13,556
Other professional services	5,256	5,126	4,146	10,382	8,404
Insurance and assessments	3,745	4,903	9,373	8,648	13,622
Intangible asset amortization	2,889	3,079	3,882	5,968	7,830
Leased equipment depreciation	8,614	8,969	7,102	17,583	14,307
Foreclosed assets (income) expense, net	(119)	1	(146)	(118)	(80)
Acquisition, integration and reorganization costs	200	3,425	-	3,625	-
Customer related expense	4,973	4,818	4,408	9,791	8,340
Loan expense	4,031	3,193	3,379	7,224	6,029
Goodwill impairment	-	-	-	-	1,470,000
Other expense	8,812	15,729	11,315	24,541	21,034
Total noninterest expense	151,750	150,136	126,965	301,886	1,714,935

Earnings (loss) before income taxes	242,929	203,962	46,172	446,891	(1,374,951)
Income tax expense	62,417	53,556	12,968	115,973	24,956
Net earnings (loss)	$180,512	$150,406	$33,204	$330,918	$(1,399,907)

Basic and diluted earnings (loss) per share	$1.52	$1.27	$0.28	$2.78	$(11.98)
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.50	$0.85

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$180,512	$150,406	$33,204	$330,918	$(1,399,907)
Less: earnings allocated to unvested restricted stock (1)	(3,172)	(2,355)	(362)	(5,495)	(1,251)
Net earnings (loss) allocated to common shares	$177,340	$148,051	$32,842	$325,423	$(1,401,158)

Weighted-average basic shares and unvested restricted stock outstanding	119,386	118,852	118,192	119,121	118,484
Less: weighted-average unvested restricted stock outstanding	(2,356)	(2,003)	(1,606)	(2,181)	(1,551)
Weighted-average basic shares outstanding	117,030	116,849	116,586	116,940	116,933

Basic earnings (loss) per share	$1.52	$1.27	$0.28	$2.78	$(11.98)

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$177,340	$148,051	$32,842	$325,423	$(1,401,158)

Weighted-average diluted shares outstanding	117,030	116,849	116,586	116,940	116,933

Diluted earnings (loss) per share	$1.52	$1.27	$0.28	$2.78	$(11.98)

(1)   Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$19,057,420	$246,147	5.18%	$18,927,314	$242,846	5.20%	$19,951,603	$248,474	5.01%
Investment securities (3)	6,492,721	36,111	2.23%	5,383,140	32,329	2.44%	3,846,459	27,430	2.87%
Deposits in financial institutions	6,347,764	2,022	0.13%	4,790,231	1,528	0.13%	733,142	186	0.10%
Total interest-earning assets (1)	31,897,905	284,280	3.57%	29,100,685	276,703	3.86%	24,531,204	276,090	4.53%
Other assets	2,428,207			2,315,197			2,090,023
Total assets	$34,326,112			$31,415,882			$26,621,227

Liabilities and Stockholders' Equity:
Interest checking	$7,235,726	2,394	0.13%	$6,401,869	2,232	0.14%	$4,001,750	1,573	0.16%
Money market	8,484,933	3,318	0.16%	7,975,996	3,278	0.17%	6,114,354	2,856	0.19%
Savings	598,225	36	0.02%	572,959	35	0.02%	524,335	33	0.03%
Time	1,498,169	1,521	0.41%	1,493,267	1,955	0.53%	2,475,858	8,613	1.40%
Total interest-bearing deposits	17,817,053	7,269	0.16%	16,444,091	7,500	0.18%	13,116,297	13,075	0.40%
Borrowings	225,446	265	0.47%	226,053	193	0.35%	871,110	1,319	0.61%
Subordinated debentures	735,725	6,663	3.63%	466,101	4,375	3.81%	459,466	5,402	4.73%
Total interest-bearing liabilities	18,778,224	14,197	0.30%	17,136,245	12,068	0.29%	14,446,873	19,796	0.55%
Noninterest-bearing demand deposits	11,304,757			10,173,459			8,292,151
Other liabilities	504,089			488,930			435,353
Total liabilities	30,587,070			27,798,634			23,174,377
Stockholders' equity	3,739,042			3,617,248			3,446,850
Total liabilities and stockholders' equity	$34,326,112			$31,415,882			$26,621,227
Net interest income (1)		$270,083			$264,635			$256,294
Net interest spread (1)			3.27%			3.57%			3.98%
Net interest margin (1)			3.40%			3.69%			4.20%

Total deposits (4)	$29,121,810	$7,269	0.10%	$26,617,550	$7,500	0.11%	$21,408,448	$13,075	0.25%

(1)   Tax equivalent.

(2)   Includes net loan premium amortization of $1.5 million and $1.2 million and net loan discount accretion of $1.2 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.

(3)   Includes tax-equivalent adjustments of $2.2 million, $2.1 million, and $1.4 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4)   Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$179,505	$177,199	$150,464	$187,176	$174,059
Interest-earning deposits in financial institutions	5,678,587	5,517,667	3,010,197	2,766,020	1,747,077
Total cash and cash equivalents	5,858,092	5,694,866	3,160,661	2,953,196	1,921,136

Securities available-for-sale	7,198,608	5,941,690	5,235,591	4,532,614	3,851,141
Federal Home Loan Bank stock	17,250	17,250	17,250	17,250	17,250
Total investment securities	7,215,858	5,958,940	5,252,841	4,549,864	3,868,391

Loans held for sale	-	25,554	-	-	-

Gross loans and leases held for investment	19,580,731	19,055,165	19,153,357	19,101,680	19,780,476
Deferred fees, net	(74,474)	(75,937)	(69,980)	(75,480)	(85,845)
Total loans and leases held for investment, net of deferred fees	19,506,257	18,979,228	19,083,377	19,026,200	19,694,631
Allowance for loan and lease losses	(225,600)	(292,445)	(348,181)	(345,966)	(301,050)
Total loans and leases held for investment, net	19,280,657	18,686,783	18,735,196	18,680,234	19,393,581

Equipment leased to others under operating leases	313,574	327,413	333,846	286,425	295,191
Premises and equipment, net	39,541	39,622	39,234	40,544	42,299
Foreclosed assets, net	13,227	14,298	14,027	13,747	1,449
Goodwill	1,204,118	1,204,092	1,078,670	1,078,670	1,078,670
Core deposit and customer relationship intangibles, net	18,423	21,312	23,641	26,813	30,564
Other assets	924,497	883,653	860,326	797,223	734,457
Total assets	$34,867,987	$32,856,533	$29,498,442	$28,426,716	$27,365,738

LIABILITIES:
Noninterest-bearing deposits	$11,252,286	$11,017,462	$9,193,827	$9,346,744	$8,629,543
Interest-bearing deposits	18,394,748	17,205,829	15,746,890	14,618,951	14,299,036
Total deposits	29,647,034	28,223,291	24,940,717	23,965,695	22,928,579
Borrowings	6,625	19,750	5,000	60,000	60,000
Subordinated debentures	861,788	465,814	465,812	463,282	460,772
Accrued interest payable and other liabilities	505,859	493,541	491,962	451,508	463,489
Total liabilities	31,021,306	29,202,396	25,903,491	24,940,485	23,912,840
STOCKHOLDERS' EQUITY (1)	3,846,681	3,654,137	3,594,951	3,486,231	3,452,898
Total liabilities and stockholders’ equity	$34,867,987	$32,856,533	$29,498,442	$28,426,716	$27,365,738

Book value per share	$32.17	$30.68	$30.36	$29.42	$29.17
Tangible book value per share (2)	$21.95	$20.39	$21.05	$20.09	$19.80
Shares outstanding	119,555,102	119,105,642	118,414,853	118,489,927	118,374,603

(1) Includes net unrealized gain on securities available-for-sale, net	$145,516	$106,381	$172,523	$155,474	$145,038
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$244,529	$241,544	$242,198	$240,811	$247,851
Investment securities	33,954	30,265	28,843	24,443	26,038
Deposits in financial institutions	2,022	1,528	1,135	654	186
Total interest income	280,505	273,337	272,176	265,908	274,075

Interest expense:
Deposits	7,269	7,500	8,454	9,887	13,075
Borrowings	265	193	37	27	1,319
Subordinated debentures	6,663	4,375	4,477	4,670	5,402
Total interest expense	14,197	12,068	12,968	14,584	19,796

Net interest income	266,308	261,269	259,208	251,324	254,279
Provision for credit losses	(88,000)	(48,000)	10,000	97,000	120,000
Net interest income after provision for credit losses	354,308	309,269	249,208	154,324	134,279

Noninterest income:
Service charges on deposit accounts	3,452	2,934	3,119	2,570	2,004
Other commissions and fees	10,704	9,158	9,974	10,541	10,111
Leased equipment income	10,847	11,354	9,440	9,900	12,037
Gain on sale of loans and leases	1,422	139	1,671	35	346
Gain on sale of securities	-	101	4	5,270	7,715
Other income	13,946	21,143	15,642	9,936	6,645
Total noninterest income	40,371	44,829	39,850	38,252	38,858

Noninterest expense:
Compensation	90,807	79,882	73,171	75,131	61,910
Occupancy	14,784	14,054	14,083	14,771	14,494
Data processing	7,758	6,957	6,718	6,505	7,102
Other professional services	5,256	5,126	6,800	4,713	4,146
Insurance and assessments	3,745	4,903	5,064	3,939	9,373
Intangible asset amortization	2,889	3,079	3,172	3,751	3,882
Leased equipment depreciation	8,614	8,969	7,501	7,057	7,102
Foreclosed assets (income) expense, net	(119)	1	(272)	335	(146)
Acquisition, integration and reorganization costs	200	3,425	1,060	-	-
Customer related expense	4,973	4,818	4,430	4,762	4,408
Loan expense	4,031	3,193	3,926	3,499	3,379
Other expense	8,812	15,729	10,029	8,939	11,315
Total noninterest expense	151,750	150,136	135,682	133,402	126,965

Earnings before income taxes	242,929	203,962	153,376	59,174	46,172
Income tax expense	62,417	53,556	36,546	13,671	12,968
Net earnings	$180,512	$150,406	$116,830	$45,503	$33,204

Basic and diluted earnings per share	$1.52	$1.27	$0.99	$0.38	$0.28
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	2.11%	1.94%	1.58%	0.65%	0.50%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.81%	2.01%	2.22%	2.22%	2.51%
Return on average equity (1)	19.36%	16.86%	13.14%	5.18%	3.87%
Return on average tangible equity (1)(2)	29.25%	25.67%	19.63%	8.20%	6.39%
Efficiency ratio	47.9%	46.4%	43.6%	45.1%	42.9%
Noninterest expense as a percentage of average assets (1)	1.77%	1.94%	1.84%	1.90%	1.92%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.18%	5.20%	5.15%	5.01%	5.01%
Average investment securities (3)	2.23%	2.44%	2.50%	2.52%	2.87%
Average interest-earning assets (3)	3.57%	3.86%	4.02%	4.13%	4.53%
Cost of:
Average interest-bearing deposits	0.16%	0.18%	0.22%	0.27%	0.40%
Average total deposits	0.10%	0.11%	0.14%	0.17%	0.25%
Average interest-bearing liabilities	0.30%	0.29%	0.33%	0.38%	0.55%
Net interest spread (3)	3.27%	3.57%	3.69%	3.75%	3.98%
Net interest margin (3)	3.40%	3.69%	3.83%	3.90%	4.20%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$19,057,420	$18,927,314	$18,769,214	$19,195,737	$19,951,603
Investment securities	6,492,721	5,383,140	4,888,993	4,107,915	3,846,459
Deposits in financial institutions	6,347,764	4,790,231	3,576,335	2,554,349	733,142
Interest-earning assets	31,897,905	29,100,685	27,234,542	25,858,001	24,531,204
Total assets	34,326,112	31,415,882	29,334,789	27,935,193	26,621,227
Liabilities:
Noninterest-bearing deposits	11,304,757	10,173,459	9,589,789	8,812,391	8,292,151
Interest-bearing deposits	17,817,053	16,444,091	15,045,451	14,516,923	13,116,297
Total deposits	29,121,810	26,617,550	24,635,240	23,329,314	21,408,448
Borrowings	225,446	226,053	237,098	181,315	871,110
Subordinated debentures	735,725	466,101	463,951	462,375	459,466
Interest-bearing liabilities	18,778,224	17,136,245	15,746,500	15,160,613	14,446,873
Stockholders' equity	3,739,042	3,617,248	3,536,425	3,497,869	3,446,850

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.29%	0.36%	0.48%	0.45%	0.84%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.36%	0.43%	0.55%	0.52%	0.85%
Classified loans and leases held for investment to loans and leases held for investment	0.75%	0.86%	1.39%	1.44%	1.49%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	(1.85)%	(1.03)%	0.21%	2.01%	2.42%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	(0.11)%	0.06%	0.40%	0.75%	0.27%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.27%	0.37%	0.45%	0.36%	0.20%
Allowance for loan and lease losses to loans and leases held for investment	1.16%	1.54%	1.82%	1.82%	1.53%
Allowance for credit losses to loans and leases held for investment	1.54%	2.02%	2.27%	2.33%	1.94%
Allowance for credit losses to nonaccrual loans and leases held for investment	528.4%	566.2%	475.8%	516.9%	229.7%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	7.67%	7.95%	8.55%	8.66%	8.93%
Common equity tier 1 capital ratio (1)	10.41%	10.39%	10.53%	10.45%	9.97%
Tier 1 capital ratio (1)	10.41%	10.39%	10.53%	10.45%	9.97%
Total capital ratio (1)	14.99%	13.60%	13.76%	13.74%	13.18%
Risk-weighted assets (1)	$24,274,256	$23,012,350	$22,837,693	$22,114,040	$22,781,836

Equity to assets ratio	11.03%	11.12%	12.19%	12.26%	12.62%
Tangible common equity ratio (2)	7.80%	7.68%	8.78%	8.71%	8.93%
Book value per share	$32.17	$30.68	$30.36	$29.42	$29.17
Tangible book value per share (2)	$21.95	$20.39	$21.05	$20.09	$19.80

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	8.47%	8.83%	9.53%	9.70%	10.03%
Common equity tier 1 capital ratio (1)	11.51%	11.54%	11.73%	11.70%	11.18%
Tier 1 capital ratio (1)	11.51%	11.54%	11.73%	11.70%	11.18%
Total capital ratio (1)	14.22%	12.80%	12.99%	12.95%	12.44%

(1) Capital information for June 30, 2021 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
PPNR and PPNR Return	June 30,	March 31,	June 30,	June 30,
on Average Assets	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$180,512	$150,406	$33,204	$330,918	$(1,399,907)
Add: Provision for credit losses	(88,000)	(48,000)	120,000	(136,000)	232,000
Add: Goodwill impairment	-	-	-	-	1,470,000
Add: Income tax expense	62,417	53,556	12,968	115,973	24,956
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$154,929	$155,962	$166,172	$310,891	$327,049

Average assets	$34,326,112	$31,415,882	$26,621,227	$32,879,037	$26,860,133

Return on average assets (1)	2.11%	1.94%	0.50%	2.03%	(10.48)%
PPNR return on average assets (2)	1.81%	2.01%	2.51%	1.91%	2.45%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Return on Average Tangible Equity	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$180,512	$150,406	$33,204	$330,918	$(1,399,907)
Add: Intangible asset amortization	2,889	3,079	3,882	5,968	7,830
Add: Goodwill impairment	-	-	-	-	1,470,000
Adjusted net earnings	$183,401	$153,485	$37,086	$336,886	$77,923

Average stockholders' equity	$3,739,042	$3,617,248	$3,446,850	$3,678,481	$4,201,814
Less: Average intangible assets	1,224,208	1,192,780	1,111,302	1,208,581	1,840,246
Average tangible common equity	$2,514,834	$2,424,468	$2,335,548	$2,469,900	$2,361,568

Return on average equity (1)	19.36%	16.86%	3.87%	18.14%	(67.00)%
Return on average tangible equity (2)	29.25%	25.67%	6.39%	27.51%	6.64%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	June 30,	March 31,	December 31,	September 30,	June 30,
Tangible Book Value Per Share	2021	2021	2020	2020	2020

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,846,681	$3,654,137	$3,594,951	$3,486,231	$3,452,898
Less: Intangible assets	1,222,541	1,225,404	1,102,311	1,105,483	1,109,234
Tangible common equity	$2,624,140	$2,428,733	$2,492,640	$2,380,748	$2,343,664

Total assets	$34,867,987	$32,856,533	$29,498,442	$28,426,716	$27,365,738
Less: Intangible assets	1,222,541	1,225,404	1,102,311	1,105,483	1,109,234
Tangible assets	$33,645,446	$31,631,129	$28,396,131	$27,321,233	$26,256,504

Equity to assets ratio	11.03%	11.12%	12.19%	12.26%	12.62%
Tangible common equity ratio (1)	7.80%	7.68%	8.78%	8.71%	8.93%

Book value per share	$32.17	$30.68	$30.36	$29.42	$29.17
Tangible book value per share (2)	$21.95	$20.39	$21.05	$20.09	$19.80
Shares outstanding	119,555,102	119,105,642	118,414,853	118,489,927	118,374,603

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.

CONTACTS

Matthew P. Wagner President and CEO 303.802.8900	Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466

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